Exhibit (4)(b)
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                                       CITY NATIONAL BANCSHARES CORPORATION


                                                    $1,500,000


                                     5.25% CAPITAL NOTES DUE DECEMBER 28, 2005


                                                   ------------

                                                  NOTE AGREEMENT
                                                   ------------

                                           Dated as of December 28, 1995




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
                                                 TABLE OF CONTENTS
                                                                            PAGE

1.       AUTHORIZATION OF ISSUE OF NOTES.....................................-1-
2.       PURCHASE AND SALE OF NOTES..........................................-1-
3.       CONDITIONS OF CLOSING...............................................-1-
         3A.      Opinion of Company's Counsel...............................-1-
         3B.      Representations and Warranties; No Default.................-1-
         3C.      Permitted By Applicable Laws...............................-1-
         3D.      Purchase and Assumption Agreement..........................-1-
         3E.      Proceedings................................................-2-

4.       PREPAYMENTS.........................................................-2-
         4A.      Required Prepayments.......................................-2-
         4B.      Partial Payments Pro Rata..................................-2-
         4C.      Retirement of Notes........................................-2-

5.       AFFIRMATIVE COVENANTS...............................................-2-
         5A.      Financial Statements.......................................-3-
         5B.      Inspection of Property.....................................-3-
         5C.      Covenant to Secure Note Equally............................-3-

6.       NEGATIVE COVENANTS..................................................-4-
         6A.      Unencumbered Assets........................................-4-
         6B.      Financial Maintenance Covenants............................-4-
                  6B(1).   Capital Adequacy..................................-4-
                  6B(2).   Asset Quality ....................................-4-
                  6B(3).    Liquidity........................................-4-
                  6B(4).    Earnings.........................................-4-
         6C.      Sale of Assets.............................................-4-
         6D.      Merger and Consolidation...................................-4-
         6E.      Restricted Investments ....................................-4-
         6F.      Restrictions on Subsidiaries...............................-5-
         6G.      Sale or Discount of Receivables............................-5-
         6H.      Transactions with Affiliates...............................-5-
         6I.      Restricted Payments........................................-5-

7.       EVENTS OF DEFAULT...................................................-6-
         7A.      Acceleration...............................................-7-
         7B.      Rescission of Acceleration.................................-7-
         7C.      Notice of Acceleration or Rescission.......................-7-
         7D.      Other Remedies.............................................-7-

8.       REPRESENTATIONS, COVENANTS AND WARRANTIES...........................-7-
         8A.      Organization...............................................-7-
         8B.      Financial Statements.......................................-8-
         8C.      Actions Pending............................................-8-
         8D.      Outstanding Debt...........................................-8-
         8E.      Title to Properties........................................-8-
         8F.      Taxes......................................................-8-
         8G.      Conflicting Agreements and Other Matters...................-8-
         8H.      Offering of Notes..........................................-8-
         8I.      Use of Proceeds............................................-9-
         8J.      ERISA......................................................-9-
         8K.      Governmental Consent.......................................-9-
         8L.      Environmental Compliance...................................-9-
         8M.      Disclosure.................................................-9-

9.       REPRESENTATIONS OF THE PURCHASER....................................-9-
         9A.      Nature of Purchase........................................-10-
         9B.      Registration of Notes.....................................-10-

10.      DEFINITIONS........................................................-10-
         10B.     Accounting Principles, Terms and Determinations...........-13-

11.      MISCELLANEOUS......................................................-13-
         11A.     Note Payments.............................................-13-
         11B.     Expenses..................................................-14-
         11C.     Consent to Amendments.....................................-14-
         11D.     Form, Registration, Transfer and Exchange of Notes;
                   Lost Notes...............................................-14-
         11E.     Persons Deemed Owners; Participations.....................-14-
         11F.     Seal of Representations and Warranties; Entire Agreement..-15-
         11G.     Successors and Assigns....................................-15-
         11H.     Disclosure to Other Persons...............................-15-
         11I.     Notices...................................................-15-
         11J.     Payments Due on Non-Business Days.........................-15-
         11K.     Satisfaction Requirement..................................-16-
         11L.     Governing Law.............................................-16-
         11M.     Severability..............................................-16-
         11N.     Descriptive Headings......................................-16-
         11O.     Counterparts..............................................-16-

PURCHASER SCHEDULE

EXHIBIT A         -        FORM OF NOTE

                      CITY NATIONAL BANCSHARES CORPORATION
                                900 Broad Street
                              News New Jersey 07102



                                                         As of December 28, 1995



The Prudential Foundation
751 Broad Street, 15th Floor
Newark, New Jersey 07102


Ladies and Gentlemen:

         The undersigned, City National Bancshares Corporation (herein called the "Company"), hereby agrees with you as follows:

         1. AUTHORIZATION OF ISSUE OF NOTES. The Company will authorize the issue of its capital notes in the aggregate principal amount of $1,500,000, to be dated the date of issue thereof, to mature December 28, 2005, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 5.25% per annum and on overdue payments at the rate specified therein, and to be substantially in the form of Exhibit A attached hereto. The term "Notes" as used herein shall include each such capital note delivered pursuant to any provision of this Agreement and each such capital note delivered in substitution or exchange for any other Note pursuant to any such provision.

         2. PURCHASE AND SALE OF NOTES. The Company hereby agrees to sell to you and, subject to the terms and conditions herein set forth, you agree to purchase Notes in the aggregate principal amount of $1,500,000 at 100% of such aggregate principal amount. The Company will deliver to you, at the offices of Prudential Capital Group, One Gateway Center, 11th Floor, Newark, New Jersey 07102, one or more Notes registered in your name, evidencing the aggregate principal amount of Notes to be purchased by you and in the denomination or denominations specified in the Purchaser Schedule attached hereto, against payment of the purchase price thereof by transfer of immediately available funds for credit to the City National Bank of New Jersey, Account No#. 021201639 at Federal Reserve Bank of New York, 33 Liberty Street, New York, New York 10045 on the date of closing, which shall be December 29, 1995 or any other date on or before December 29, 1995 upon which the Company and you may mutually agree (herein called the "closing" or the "date of closing").

         3. CONDITIONS OF CLOSING. Your obligation to purchase and pay for the Notes to be purchased by you hereunder is subject to the satisfaction, on or before the date of closing, of the following conditions:

         3A.      Opinion of Company's Counsel.  You shall have received from
Robinson, St. John & Wayne, special counsel for the Company, a favorable opinion satisfactory to you and substantially in the form of Exhibit B attached hereto.

         3B. Representations and Warranties; No Default. The representations and warranties contained in paragraph 8 shall be true on and as of the date of closing, except to the extent of changes caused by the transactions herein contemplated; there shall exist on the date of closing no Event of Default or Default; and the Company shall have delivered to you an Officer's Certificate, dated the date of closing, to both such effects.

         3C. Purchase Permitted By Applicable Laws. The purchase of and payment for the Notes to be purchased by you on the date of closing on the terms and conditions herein provided I(including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the Federal Reserve System) and shall not subject you to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and you shall have received such certificates or other evidence as you may request to establish compliance with this condition.

          3D. Purchase and Assumption Agreement. The Purchase and Assumption Agreement shall have been duly authorized and executed and delivered by the parties thereto and you shall have received a fully executed counterpart thereof.

         3E. Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to you, and you shall have received all such counterpart originals or certified or other copies of such documents as you may reasonably request.

         4. PREPAYMENTS. The Notes shall be subject to prepayment only with respect to the required prepayments specified in paragraph 4A.

         4A. Required Prepayments. Until the Notes shall be paid in full, the Company shall, on the date indicated below, apply to the prepayment of the Notes, without premium, the amount opposite such date:



Date of Prepayment                          Amount
------------------                          ------
June 30, 2001 and
December 31, 2001                           $ 75,000

June 30, 2002 and
December 31, 2002                            112,500

June 30, 2003 and
December 31, 2003                            150,000

June 30, 2004
December 31, 2004                            187,500

June 30, 2005                                225,000

The remaining $225,000 principal amount of the Notes, together with interest accrued thereon, shall become due on the maturity date of the Notes.

         4B. Partial Payments Pro Rata. Upon any partial prepayment of the Notes pursuant to paragraph 4A, the principal amount so prepaid shall be allocated to all Notes at the time outstanding (including, for the purpose of this paragraph 4B only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A) in proportion to the respective outstanding principal amounts thereof.

         4C. Retirement of Notes. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4B.

         5.       AFFIRMATIVE COVENANTS.

         5A.      Financial Statements.  The Company covenants that it will
deliver to each Significant Holder in triplicate:

                  (i) as soon as practicable and in any event within 32 days the after the end each fiscal quarterly period (other than the last quarterly period) in each fiscal year, consolidated reports of
         condition and income (including  supporting  schedules),   repared  in
         accordance with applicable federal regulatory guidelines and certified by an authorized financial officer of the Company;

                  (ii) as soon as practicable and in any event within 50 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidating and consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidating and consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in form to the Required Holder(s) and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments;

                  (iii) as soon as practicable and in any event within 95 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows and a consolidating statement of stockholders' equity of the Company and its Subsidiaries for such year, and a consolidating and consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, with respect to the consolidating statements in reasonable detail and satisfactory in form to the Required Holder(s) and, as to the consolidated statements, reported on by independent public accountants of recognized national standing selected by the Company whose report shall be unqualified and without limitation as to the scope of the audit and, as to the consolidating statements, certified by an authorized financial officer of the Company;

                  (iv) promptly upon transmission thereof, copies of all such financial statements, notices, reports and filings with the FDIC or the OCC, to the extent not prohibited by law, (or any governmental body or agency succeeding to the functions of the FDIC or OCC by operation of law or change in designation by the Company as a federally regulated entity), and, if applicable, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

                  (v) promptly upon receipt thereof, a copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary;

                   (vi) management letters and any material press releases;  and
                  (vii) with reasonable promptness, such other financial data as such Significant Holder may reasonably request.

Together with each delivery of financial statements required by clauses (ii) and
(iii) above, the Company will deliver to each Significant Holder (a) an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraphs 6A, 6B and 6C and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial statements required by clause
(iii) above, the Company will deliver to each Significant Holder (a) a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards, and (b) a report, in such detail and form satisfactory to the Required Holders, certified by the chief financial officer of the Company specifying how the proceeds of the Notes are being utilized by the Bank in furtherance of the Foundation's charitable purpose.

The Company also covenants that immediately after any Responsible Officer obtains knowledge of an Event of Default or Default, it will deliver to each Significant Holder an Officer's Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

         5B. Inspection of Property. The Company covenants that it will permit any Person designated by any Significant Holder in writing, at such Significant Holder's expense, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its independent public accountants, all at such reasonable times and as often as such Significant Holder may reasonably request.

         5C. Covenant to Secure Note Equally. The Company covenants that, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets in violation of paragraph 6A, whether now owned or hereafter acquired, (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured:

         6.       NEGATIVE COVENANTS.

         6A.      Unencumbered Assets.  The Company covenants that it will at all times maintain assets with a fair market value of $3,000,000, and will not create, assume or suffer to exist any Lien upon any such assets.

         6B.      Financial Maintenance Covenants.  The Company covenants that it will not permit, at any time

         6B(1). Capital Adequacy -- (a) Tier I Capital to be less than 5% of Consolidated Total Assets or (b) the sum of Tier I Capital plus Tier II Capital to be less than 12% of Risk Adjusted Assets;

         6B(2).   Asset Quality  --  (a) Consolidated Non-Performing Loans to
exceed 1.40% of Consolidated Total Assets or (b) Consolidated Loss Reserve Allowance to be less than 50% of Consolidated Non-Performing Loans;

         6B(3).  Liquidity --  the Liquidity Ratio to be less than 1.25 to 1; or

         6B(4). Earnings -- (a) Return on Assets to be less than .50% or (b) Return on Equity to be less than 10.5%.

         6C.      Sale of Assets.  The Company covenants that it will not, and will not permit any Subsidiary to, sell, lease, transfer or otherwise dispose (a "Transfer") of any assets, except

                  (i) any Depository Institution may sell loans in the ordinary course of business;

                  (ii) the Company or any Subsidiary may Transfer assets that, in its good faith, reasonable judgment, have no further useful or productive capacity, are fully used or depreciated, are obsolete or are no longer necessary or productive in the ordinary course of the Company's business;

                  (iii) Transfers between Subsidiaries and from any Subsidiary to the Company; and

                  (iv)     Sales of Investments permitted by paragraph 6E; and

                  (v) other  Transfers if, after giving effect to such Transfer,
         (a) no Default or Event of Default exist and (b) all assets Transferred during the then current fiscal year would not (1) have an aggregate book value, or, if higher, market value in excess of 10% of
         Consolidated Tangible Net Worth at the end of the immediately proceeding fiscal year or (2) have contributed more than 10% of Consolidated Operating Profit for any of the three most recently completed fiscal years, provided that in no event shall the aggregate assets Transferred pursuant to this clause (iii) have a book value, or, if higher, market value in excess of 20% of Consolidated Tangible Net Worth.

         6D.      Merger and Consolidation.  The Company covenants that it will not, and will not permit any Subsidiary to, merge or consolidate with any Person except, if no Default or Event of Default shall exist or result therefrom

                  (i) a Subsidiary may merge into the Company, if the Company is the surviving corporation;

                  (ii)     a Subsidiary may merge into any other Subsidiary; and

                  (iii) any Person may merge into the Company or any Subsidiary if the Company or such Subsidiary is the surviving corporation.

          6E. Restricted Investments. The Company covenants that is will not, and will not permit any Subsidiary to, make any Investment except

                  (i) that the Company or any Subsidiary may make Investments permitted by the Investment Policy adopted in December 1994 by the board of directors of City National Bank of New Jersey, as it maybe amended from time to time, provided that any amendment affecting the quality standard or the limits per Investment category will not take effect until 20 days after the holders of Notes shall have received a copy of the revised Investment Policy and shall not have delivered to the Company a written dissent to such amendment within such 20 day period;

                  (ii) Investments in stocks, obligations or securities of a Subsidiary or a corporation which immediately after such purchase or acquisition will be a Subsidiary; and

                  (iii) Investments made in connection with the acquisition of all or any part of loan portfolios, deposit taking activities, and other banking functions from another person or any branch, agency or instrumentality of the Federal government.

         6F.      Restrictions on Subsidiaries.  The Company covenants that it will not, and will not permit any Subsidiary to,

                  (i) sell, assign, pledge or otherwise dispose of or part with control of, any Debt owing to the Company or a Subsidiary, or any shares of stock or other equity interest (or warrants, rights or options to acquire stock of or other equity interest) in, any of its Subsidiaries, except to the Company or a Subsidiary, provided that all the stock and Debt of a Subsidiary may be sold as an entirety if all of the assets of such Subsidiary could be sold pursuant to paragraph 6E;


                  (ii) in the case of any Subsidiary, (A) issue or sell any shares of stock or equity interest (or warrants, rights or options to acquire stock of or other equity interest) in such Subsidiary to any Person, except to the Company or another Subsidiary, or (B) enter into, or suffer to exist, any contract or agreement (including any charter provision) that imposes restrictions on any Subsidiary's ability to pay make any Restricted Payment.

         6G. Sale or Discount of Receivables. Except as permitted under paragraph 6C, the Company covenants that it will not, and will not permit any of its Subsidiaries to, discount, pledge, sell with recourse or otherwise sell any Receivable of the Company or any Subsidiary.

         6H.      Transactions with Affiliates.  The Company covenants that it shall not, and shall not permit any Subsidiary to, directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, in the ordinary course of business or otherwise,

                  (i)      any Affiliate of the Company; or

                  (ii) any Person owning, beneficially or of record, directly or indirectly, equity securities or other shares or evidences of beneficial interest of the Company aggregating 5% or more of all such securities, shares and interest; or

                  (iii) any Person of which any Person described or coming within the provisions of clause (i) or (ii) of this paragraph 6H shall own, beneficially or of record, directly or indirectly, equity securities or other shares or evidences of beneficial interest aggregating 5% or more of all such securities, shares and interests;

except that (a) any such Person may be a director, officer or employee of the Company or any Subsidiary and may be paid reasonable compensation and participate in employee benefit plans in connection with his employment by the Company or such Subsidiary, (b) any transaction permitted under paragraph 6E shall be permitted under this paragraph 6H, (c) the Company may sell to, or purchase from, any such Person shares of the Company's stock, and (d) such acts and transactions prohibited by the foregoing provisions of this paragraph 6H may be performed or engaged in if made upon terms not less favorable to the Company than if no such relationship described in clauses (i), (ii), and (iii) above existed.

         6I.      Restricted Payments.  The Company covenants that it will not, directly or indirectly, declare, order, pay, make or set apart any sum or property for any Restricted Payment, except that the Company may make Restricted Payments,

                  (i) on,  cumulative  perpetual  preferred  stock not to exceed
         $125,000 in any fiscal year, provided that such Restricted Payment shall not violate any law, rule or regulation applicable to the Company,

                  (ii) on common stock not to exceed Excess Cash if, immediately prior and after giving effect thereto,

                           (a)      Tier I Capital of any Depository Institution
Subsidiary is not less than 5.0% of Consolidated Total Assets of such Depository Institution Subsidiary; and

                           (b)      the sum of Tier I Capital and Tier II
Capital is not less than 12% of Risk-Adjusted Assets; and

                  (iii) in either case, immediately prior and after giving effect to any such Restricted Payment, no Default or Event of Default would occur.

         7.       EVENTS OF DEFAULT.

         7A.      Acceleration.  If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                  (i) the Company defaults in the payment of any principal of any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

                  (ii) the Company defaults in the payment of any interest on any Note for more than 5 days after the date due; or

                  (iii) the Company or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company or any Subsidiary) prior to any stated maturity, provided that the aggregate amount of obligations as to which such payment default shall occur and be continuing or such failure or other event causing or permitting acceleration (or resale to the Company or any Subsidiary) shall exceed $100,000; or

                  (v) the Company fails to perform or observe any agreement contained in paragraph 5A or paragraph 6; or

                  (vi) the Company fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within 30 days after any Responsible Officer obtains actual knowledge thereof; or

                  (vii) the Company or any Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

                  (viii) any decree or order for relief in respect of the Company or any Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

                  (ix) the Company or any Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a
         Subsidiary) relating to the Company or any Subsidiary under the Bankruptcy Law of any other jurisdiction; or

                  (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

                  (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                  (xii) any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the consolidated net income of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                  (xiii) one or more final judgments in an aggregate amount in excess of $100,000 is rendered against the Company or any Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

                  (xiv) the Company or any ERISA Affiliate, in its capacity as an employer under a Multiemployer Plan, makes a complete or partial withdrawal from such Multiemployer Plan resulting in the incurrence by such withdrawing employer of a withdrawal liability in an amount exceeding $25,000;

then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, the holder of any Note (other than the Company or any of its Subsidiaries or Affiliates) may at its option, by notice in writing to the Company, declare such Note to be, and such Note shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (b)if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) is such event is any other Event of Default, the Required Holders may, their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

         7B. Rescission of Acceleration. At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest and, the principal of any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal at the rate specified in the Notes, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

         7C. Notice of Acceleration or Rescission. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

         7D. Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

         8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as follows:

         8A. Organization. The Company is a corporation duly organized and existing in good standing under the laws of the State of New Jersey and each Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated.

         8B. Financial Statements. The Company has furnished you with the following financial statements, identified by a principal financial officer of the Company: (i) a consolidated balance sheet of the Company and its Subsidiaries as at December 31 in each of the years 1992 to 1994, inclusive, and consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for each such year, all reported on by December 31; and (ii) a consolidated balance sheet of the Company and its Subsidiaries as at September 30 in each of The years 1992 through 1995 and consolidated statements of income, stockholders' equity and cash flows for the nine-month period ended on each such date, prepared by the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, stockholders' equity and cash flows fairly present the results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated. There has been no material adverse change in the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries-taken as a whole since December 31, 1994.

         8C. Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which might result in any material adverse change in the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

         8D.      Outstanding Debt.  Neither the Company nor any of its
Subsidiaries has outstanding any Debt listed on Exhibit C attached hereto. There exists no default under the provisions of Any instrument evidencing such Debt or of any agreement relating thereto.

         8E. Title to Properties. The Company has and each of its Subsidiaries has good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the balance sheet as at December 31, 1994 referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business). All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect.

         8F. Taxes. The Company has and each of its Subsidiaries has filed all federal, state and other income tax returns which, to the knowledge of the officers of the Company, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles.

         8G. Conflicting Agreements and Other Matters. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition. Neither the execution nor delivery of this Agreement or the Notes, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type to be evidenced by the Notes except as set forth in the agreements listed in Exhibit E attached hereto.

         8H. Offering of Notes. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than institutional investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

         8I.      Use of Proceeds.  Neither the Company nor any Subsidiary owns or has any present intention of acquiring any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). The proceeds of sale of the Notes will be invested in the Bank in the form of Tier I capital. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation G. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, Regulation T or any other regulation of The Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

         8J. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the Pension Benefit Guaranty Corporation has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of your representation in paragraph 9B.

         8K. Governmental Consent. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the date of closing with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes.

         8L. Environmental Compliance. The Company and its Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations relating to protection of the environment except, in any such case, where failure to comply would not result in a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

         8M. Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to you by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, property or assets, or financial condition of the Company or any of its Subsidiaries and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to you by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby. The financial projections provided by the Company are reasonable based on the assumptions stated therein and the best information available to the officers of the Company.

         9.       REPRESENTATIONS OF THE PURCHASER.  You represent as follows:

         9A. Nature of Purchase. (a) You are not acquiring the Notes to be purchased by you hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of your property shall at all times be and remain within your control. (b) You further represent that you are an "accredited investor" as such term is defined in Rule 501(a) under the Securities Act. You further represent that you are knowledgeable, sophisticated and experienced in business and financial matters and that you are able to bear the economic risks of your investment in the Notes.

         9B. Registration of Notes. You acknowledge that if you desire to sell or otherwise dispose of all or any of the Notes, you will deliver to the Company an opinion of counsel, which may be in-house counsel, reasonably satisfactory in form and substance to the Company that an exemption from registration under the Securities Act and any applicable state laws is available. Upon original issuance thereof and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued and exchanged thereof or substitution thereof) shall bear the following legend:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY APPLICABLE STATE BLUE SKY LAW. THEY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR ANY EXEMPTION THEREFROM UNDER SAID ACT OR ANY APPLICABLE STATE BLUE SKY LAW, NOR MAY THEY BE SOLD OR TRANSFERRED UNLESS CITY NATIONAL BANCSHARES CORPORATION HAS BEEN PRESENTED WITH AN OPINION OF COUNSEL (WHICH MAY BE IN-HOUSE COUNSEL) REASONABLY SATISFACTORY TO IT THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE."

         10. DEFINITIONS. For the purpose of this Agreement, the terms defined in the introductory sentence and in paragraphs 1 and 2 shall have the respective meanings specified therein, and the following terms shall have the meanings specified with respect thereto below:

                  "Affiliate" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company, except a Subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                  "Average Assets" shall mean, on the date of determination, the average daily assets of the Company and its consolidated Subsidiaries determined in accordance with GAAP.

                  "Average Equity" shall mean, on any date of determination, the average daily consolidated net worth of the Company and its Subsidiaries determined, in accordance with GAAP.

                  "Bank" shall mean City National Bank of New Jersey, a national banking association and wholly-owned Subsidiary of the Company.

                  "Bankruptcy  Law" shall have the meaning  specified  in clause
(viii) of paragraph 7A.

                  "Capitalized Lease" shall mean any lease under which the obligation to make rental payments thereunder constitutes a Capitalized Lease Obligation.

                  "Capitalized Lease Obligation" shall mean any rental obligation which, under generally accepted accounting principles, would be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Consolidated Loss Reserve Allowance" shall mean the consolidated loss reserve allowance of the Company and its Subsidiaries determined in accordance with the Company's underwriting standards or as required by law or any regulatory agency.

                  "Consolidated Operating Profit" shall mean, for any period, consolidated net income of the Company and its Subsidiaries for such period, plus all amounts deducted in calculating consolidated net income in respect of:

                  (i) net interest expense (including amortization of debt discount and imputed interest on Capitalized Lease Obligations) on Debt,

                  (ii) taxes imposed on or measured by income or excess profit, and

                  (iii) all charges for depreciation of fixed assets and amortization of intangibles, all determined in accordance with GAAP.

                  "Consolidated Non-Performing Means" shall mean Restructured Assets or loans made by the Company and its Subsidiaries which are not accruing or in which either a scheduled principal payment, interest payment or other anticipated economic return is past due for more than 90 days after the date originally scheduled for such payment.

                  "Consolidated Tangible Net Worth" shall mean the aggregate amount of (a) capital stock (less any treasury stock, capital stock subscribed and unissued and other contra-equity accounts), (b) surplus, and (c) retained earnings of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, excluding any (i) intercompany transactions, (ii) the net book value of all assets which would be treated as intangible under generally accepted accounting principles, and (iii) the cumulative amount of any net write-up of asset values after the date of the audit immediately preceding the date of closing.

                  "Consolidated Total Assets" shall mean the aggregate amount of assets carried on the books of the Company, on a consolidated basis after eliminating all intercompany items, in accordance with GAAP.

                  "Debt" shall mean, without duplication, (a) indebtedness of the Company and each Subsidiary for borrowed money payable within one year of the date of creation, (b) all indebtedness of the Company and each Subsidiary, including Capitalized Lease Obligations and other obligations, in each case to the extent required to be listed as a liability on a consolidated balance sheet under GAAP (other than deferred taxes, deferred credit and reserves, deferred compensation obligations and "other noncurrent liabilities," listed as such or that would be required to be listed as such on the consolidated balance sheet of the Company), in each case, having a final maturity of more than one year from the date of creation thereof (or which is renewable or extendable for a period or periods more than one year from the date of creation), (c) indebtedness secured by a Lien on property owned by the Company or any Subsidiary, whether or not such indebtedness has been assumed by the Company or any Subsidiary, and (d) all Guarantees of the Company or any Subsidiary.

                  "Depository Institution Subsidiary" shall mean the Bank and any federal or state chartered banking institution in which all of the capital stock is owned, directly or indirectly by the Company.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

                  "Event of Default" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

                  "Excess Cash" shall mean, at any time, the sum of consolidated net income of the Company and its Subsidiaries, determined in accordance with GAAP, for the immediately preceding four consecutive full fiscal quarters minus the sum of (a) all regularly scheduled amortization of Debt, and (b) all regularly scheduled and anticipated accrued interest on Debt (including amortization of Debt discount and imputed interest on Capitalized Leases) for the immediately succeeding four consecutive full fiscal quarters.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "FDIC" shall mean the Federal Deposits Insurance Corporation or any successor agency thereto.

                  "GAAP" shall mean generally accepted accounting principles.

                  "Government Securities" shall mean securities issued by the United States Treasury or any United States government agency.

                  "Guarantee" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

                  "Investment" shall mean any loans or advances to, or purchases or acquisitions of the securities or obligations of, any Person or the assumption of any liability of another Person, other than loans made or purchased by a Depository Institution in the ordinary course of business, and the acquisition of securities arising from therefrom.

                  "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

                  "Liquid Assets" shall mean, without duplication, the Company's and its each Subsidiaries' consolidated cash and cash equivalents, other short term Investments, securities available for sale, Government Securities, loans fully guaranteed by the Small Business Administration, excluding Federal Funds purchased and securities sold subject to repurchase obligations and reserves of the Company and each Subsidiary required by the Federal Reserve Bank.

                  "Liquidity Ratio" shall mean the ratio of Liquid Assets over Volatile Liabilities.

                  "Multiemployer   Plan"   shall   mean  any  Plan  which  is  a
"multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

                  "OCC" shall mean the Office of the Comptroller of the Currency or any successor agency thereto.

                  "Officer's Certificate" shall mean a certificate signed in the name of the Company by its President, one of its Vice Presidents or its Treasurer.

                  "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                  "Plan" shall mean any "employee pension benefit plan" (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

                  "Purchase and Assumption Agreement" shall mean the Purchase and Assumption Agreement, dated as of August 18, 1995, between NatWest Bank N.A. and City National Bank of New Jersey.

                  "Receivables" shall mean any accounts, contracts rights and other form of obligation for the payment of money arising out of the lending of money, the sale of goods or the rendering of services by the Company or any Subsidiary.

                  "Required Holder(s)" shall mean the holder or holders of at least 51% of the aggregate principal amount of the Notes from time to time outstanding.

                  "Responsible Officer" shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

                  "Restricted Payments" shall mean (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Company now or hereafter outstanding, except a dividend payable solely in shares of stock of the Company or options, rights or warrants to acquire stock of the Company, and (ii) any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of any class of stock of the Company now or hereafter outstanding, or of any warrants, rights or options to acquire any such shares, except to the extent that the consideration therefor consists solely of shares of stock of the Company or warrants, rights or options to acquire such shares or is funded solely from the proceeds of the substantially concurrent sale of any of the foregoing.

                  "Restructured Asset" shall mean any loan in any Person made by the Company or any Subsidiary in which the Company or any Subsidiary has agreed to a change in any payment term, including, (a) a change in maturity, principal amount, or allocation of any mandatory or scheduled prepayment or repayment with respect to principal of, (b) the rate or payment date with respect to interest on, or (c) a change in any term reducing the anticipated economic return of such loan.

                  "Return on Assets" shall mean the consolidated net income of the Company and its Subsidiaries, determined in accordance to GAAP, over Average Assets.

                  "Return on Equity" shall mean the consolidated net income of the Company and its Subsidiaries, determined in accordance to GAAP, over Average Equity.

                  "Risk Adjusted Assets" shall mean as defined in 12 CFR ss. 2,
Part 3, App. A.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Significant Holder" shall mean (i) you, so long as you shall hold (or be committed under this Agreement to purchase) any Note, or (ii) any other holder of at least 5% of the aggregate principal amount of the Notes from time to time outstanding.

                  "Subsidiary" shall mean (a) any corporation, all of the stock of every class of which, except directors' qualifying shares, shall, at the time as of which any determination is being made, be owned by the Company either directly or indirectly through Subsidiaries and (b) any Depository Institution Subsidiary.

                  "Tier I Capital" shall have the meaning specified in 12 CFR ss. 2, Part 3, App. A.

                  "Tier II Capital" shall have the meaning specified in 12 CFR ss. 2, Part 3, App. A.

                  "Transferee" shall mean any direct or indirect transferee of all or any part of any Note purchased by you under this Agreement.

                  "Volatile Liabilities" shall mean the Company's and each Subsidiaries' consolidated total deposits payable to federal and state agencies and municipalities, tax and loan note option account, excluding insurance premiums payable to the FDIC.

                  "Voting Stock" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

         10B. Accounting Principles, Terms and Determinations. All references in this Agreement to "generally accepted accounting principles" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (iii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B.

         11.      MISCELLANEOUS.

         11A. Note Payments. The Company agrees that, so long as you shall hold any Note, it will make payments of principal of, interest on such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to your account or accounts as specified in the Purchaser Schedule attached hereto, or such other account or accounts in the United States as you may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. You agree that, before disposing of any Note, you will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as you have made in this paragraph 11A.

         11B. Expenses. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save you and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by you or such Transferee in connection with and any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted, and (ii) the costs and expenses, including attorneys' fees, incurred by you or such Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of your or such Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by you or any Transferee and the payment of any Note.

         11C. Consent to Amendments. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note, or change the principal of, or the rate or time of payment of interest on any Note, or affect the time, amount or allocation of any prepayments, or change the proportion of the principal amount of the Notes required with respect to any consent, amendment, waiver or declaration. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to tune be amended or supplemented.

         11D. Form, Registration, Transfer and Exchange of Notes; Lost Notes. The Notes are issuable as registered notes without coupons in denominations of at least $500,000, except as may be necessary to reflect any principal amount not evenly divisible by $500,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

         11E. Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any
Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion, provided that any such participation shall be in a principal amount of at least $100,000.

         11F. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of you or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

         11G. Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

         11H. Disclosure to Other Persons. Each holder of Notes agrees to maintain the confidentiality of the Confidential Information in accordance with procedures adopted by such holder of Notes in good faith to protect confidential information of third parties delivered to such holder of Notes, except that, the Company acknowledges that the holder of any Note may deliver copies of any financial statements and other documents delivered to such holder, and disclose any other information disclosed to such holder, by or on behalf of the Company or any Subsidiary in connection with or pursuant to this Agreement to (i) such holder's directors, officers, employees, agents and professional consultants,
(ii) any other holder of any Note, (iii) any Person to which such holder offers to sell such Note or any part thereof, (iv) any Person to which such holder sells or offers to sell a participation in all or any part of such Note, (v) any Person from which such holder offers to purchase any security of the Company,
(vi) any federal or state regulatory authority having jurisdiction over such holder, (vii) the National Association of Insurance Commissioners or any similar organization or (vii) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such holder, (b) in response to any subpoena or other legal process or informal investigative demand or (c) in connection with any litigation to which such holder is a party. Prior to the delivery of Confidential Information to any Person by any holder of Notes pursuant to clauses (iii), (iv) or (v) of this paragraph 11H, such Person shall agree in writing (which shall be addressed and delivered to the Company and such holder) to be bound by the provisions of this paragraph 11H. For purposes of this paragraph 11H, "Confidential Information" means information delivered to any holder of Notes by or on behalf of the Company or any Subsidiary during any inspection pursuant to paragraph 5B or in connection with the transaction contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled, when received by such holder, as being confidential information of the Company or such Subsidiary, that such term does not include information that (a) was publicly known or otherwise known to such holder or any person acting on such holder's behalf, (b) subsequently becomes publicly known through no act or omission by such holder, (c) otherwise becomes known to such holder other than through disclosure by the Company or any Subsidiary, or (d) constitutes financial statements delivered to such holder under paragraph 5A that are otherwise publicly available.

         11I. Notices. All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to you, addressed to you at the address specified for such communications in (he Purchaser Schedule attached hereto, or at such other address as you shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and (iii) if to the Company, addressed to it at 900 Broad Street, Newark, New Jersey, 07102, Attention:
President and the Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing; provided, however, that any such communication to the Company may also, at the option of the holder of any Note, be delivered by any other means either to the Company at its address specified above or to any officer of the Company.

         11J.     Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such Business Day.

         11K. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to you or to the Required Holder(s), the determination of such satisfaction shall be made by you or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

         11L.     Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New Jersey.

         11M. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         11N.     Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         11O.     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

         If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement between the Company and you.

                                               Very truly yours,

                                               CITY NATIONAL BANCSHARES
                                               CORPORATION


                                               By:_____________________________
                                               Louis E. Prezeau
                                               President

The foregoing Agreement is hereby accepted as of the date first above written.


THE PRUDENTIAL FOUNDATION




By:____________________________
         Gabriella Coleman
         President

                               PURCHASER SCHEDULE
                           Aggregate Principal Amount

THE PRUDENTIAL FOUNDATION                                          $1,500,000

(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

         Account No. 001-57-942

         Morgan Guaranty Trust Company of New York
         23 Wall Street New York, New York 10015
         (ABA No.: 021-000-238)

         Each such wire transfer shall set forth the name of the Fund, and a reference to "$1,500,000 5.25% Capital Notes, due December 28, 2005, Security No. !INV 5296:" and in each case, the due date and application (as among principal and interest) of the payment being made.

         (2)      Address for all notices relating to payments:

                           The Prudential Foundation
                           Four Gateway Center
                           100 Mulberry Street
                           Newark, New Jersey  07102-4069

                           Attention: Private Placement Portfolio
                                         Management, Manager

(3)      Address for all other communications and notices:

                  The Prudential Foundation
                  751 Broad Street,
                  15th Floor
                  Newark, New Jersey 07102

                  Attention: Social Investment Unit

(4)      Recipient of telephonic prepayment notices:

                  Manager, Asset Management Unit
                  (201) 802-6429
                  (201) 802-8055 (facsimile)

(5)      Tax Identification No.: 22-1211670

                                                                     EXHIBIT A

                                                  [FORM OF NOTE]

                                       CITY NATIONAL BANCSHARES CORPORATION


                                      5.25% CAPITAL NOTE DUE DECEMBER _, 2005

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY APPLICABLE STATE BLUE SKY LAW. THEY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR ANY EXEMPTION THEREFROM UNDER SAID ACT OR ANY APPLICABLE STATE BLUE SKY LAW, NOR MAY THEY BE SOLD OR TRANSFERRED UNLESS CITY NATIONAL BANCSHARES CORPORATION HAS BEEN PRESENTED WITH AN OPINION OF COUNSEL (WHICH MAYBE IN-HOUSE COUNSEL) REASONABLY SATISFACTORY TO IT THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE.

No.__                                                                    [Date]

$1,500,000

         FOR VALUE RECEIVED, the undersigned, CITY NATIONAL BANCSHARES CORPORATION (herein called the "Company"), a corporation organized and existing under the laws of the State of New Jersey, hereby promises to pay to THE
PRUDENTIAL FOUNDATION, or registered assigns, the principal sum of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS on December 31, 2005, with interest (computed on the basis of a 360-day year--30 day month) (a) on the unpaid balance thereof at the rate of 5.25% per annum from the date hereof, payable semiannually on the ___ day of June and December in each year, commencing with the December __ next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to 2.0% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

         Payments of principal of and interest on this Note are to be made at the main office of Morgan Guaranty Trust Company of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

         This Capital Note is one of a series of Capital Notes (herein called the "Notes") issued pursuant to a Note Agreement, dated as of December 28, 1995 (herein called the "Agreement"), between the Company and The Prudential Foundation and is entitled to the benefits thereof.

         This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         The Company agrees to make required prepayments of principal on the dates and in the amounts specified in the Agreement.

         In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

         This Note is intended to be performed in the State of New Jersey and shall be construed and enforced in accordance with the law of such State.

                                        CITY NATIONAL BANCSHARES
                                        CORPORATION


                                        By_____________________________
                                          President


                                        By______________________________
                                          Treasurer
                                          CONFORMED COPY